COMPUTATION OF EARNINGS PER SHARE                                   EXHIBIT 11.1
CAROLINA FIRST CORPORATION AND SUBSIDIARIES


                                                     THREE MONTHS ENDED
                                                       MARCH 31, 1999
                                                      ---------------
BASIC
Net income ......................................         $ 6,324,000
Less dividends on preferred stock ...............                   0
                                                      ---------------
Net income applicable to common
   shareholders (numerator) .....................         $ 6,324,000
                                                      ===============

Average common shares outstanding
(denominator) ...................................          21,843,485


Per share amount ................................         $      0.29
                                                      ===============


DILUTED
Net income (numerator) ..........................         $ 6,324,000


Average common shares outstanding ...............          21,843,485

Dilutive average shares outstanding under options             914,010
Exercise prices .................................     $5.33 TO $21.75

Assumed proceeds on exercise ....................         $12,821,362

Average market value per share ..................         $     21.95

Less:  Treasury stock purchased with the assumed
   proceeds from exercise of options ............             584,117
                                                      ---------------
Adjusted average shares .........................          22,173,378
                                                      ---------------
Convertible preferred stock assumed
converted .......................................                   0
                                                      ---------------
Average diluted shares outstanding
(denominator) ...................................          22,173,378
                                                      ---------------

Per share amount ................................         $      0.29
                                                      ===============